STOCKHOLDERS' AGREEMENT



          THIS STOCKHOLDERS' AGREEMENT, is made on January 2, 2002 (the "Agreement"), among LAS VEGAS SANDS, INC., a Nevada corporation (the "Company"), SHELDON G. ADELSON, an individual (the "Principal Stockholder"), and the persons listed on Schedule I hereto (the "Additional Stockholders") and any Permitted Transferees thereof.

Recitals
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          WHEREAS, as of the date hereof, the Principal Stockholder owns 100% of the issued and outstanding shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock");

          WHEREAS, the Company is entering into Stock Option Agreements (the "Stock Option Agreements") with the Additional Stockholders, pursuant to which the Company shall grant to such Additional Stockholders rights and options to purchase shares of Common Stock;

          WHEREAS, it is intended that the Additional Stockholders to whom such options to purchase shares of Common Stock are issued pursuant to a Stock Option Agreement may immediately exercise such options and become stockholders of the Company and parties hereto as Additional Stockholders;

          WHEREAS, as of the date hereof, each Additional Stockholder has an option to purchase the number of shares of Common Stock set forth next to his name on Schedule A hereto; and

          WHEREAS, the parties hereto wish to restrict the transfer of the shares of Common Stock which such Additional Stockholder may receive upon exercise of such options and to provide for tag-along rights, incidental registration rights and preemptive rights with respect to all such shares of Common Stock.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

             "Additional Stockholder Exercise Period" has the meaning assigned to such term in Section 5.2.1.

             "Additional Stockholders" has the meaning assigned to such term in the first paragraph of this Agreement.

             "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "After-Acquired  Stock" has the  meaning  assigned  to such term in
Section 7.

             "Agreement" has the meaning assigned to such term in the first paragraph of this Agreement.

             "Board of Directors" means the Board of Directors of the Company.

             "Code" means the Internal Revenue Code of 1986, as amended.

             "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

             "Common Stock" has the meaning assigned to such term in the first Whereas clause of this Agreement.

             "Company" has the meaning assigned to such term in the first paragraph of this Agreement.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.

             "Gross Cash Proceeds" shall mean, with respect to any Initial Public Offering, the gross proceeds received by the Company, before brokerage commissions or underwriting fees or any other fees and expenses relating to such Initial Public Offering.

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             "Initial Public  Offering" shall mean the sale in any  underwritten offering by the Company of its Common Stock pursuant to a registration statement on Form S-1 (or any successor or similar forms then in effect) under the Securities Act with Gross Cash Proceeds in excess of $50 million.

             "Liens" has the meaning assigned to such term in Section 3.4

             "Losses" has the meaning assigned to such term in Section 4.6(f).

             "Maximum  Sale  Amount"  has the  meaning  assigned to such term in
Section 3.2.

             "Nevada Gaming Authorities" means, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board.

             "New  Issuance  Notice"  has the  meaning  assigned to such term in
Section 5.1.

             "New Securities" has the meaning assigned to such term in Section 5.1.

             "Offering Notice" has the meaning assigned to such term in Section 3.1.

             "Options" means the options granted pursuant to the Stock Option Agreements.

             "Permitted Transferee" means, with respect to any Stockholder, such Stockholder's parents, spouse, former spouse, siblings, children (including sons-in-law, daughters-in law, stepchildren and adopted children)or grandchildren or other issue or any Affiliate of such Stockholder or a trust created for the benefit of such Stockholder or Permitted Transferee.

             "Person" means any individual, corporation, limited liability company or partnership, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government of any nation, state, city, locality or other political subdivision or entity thereof, or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

             "Principal Stockholder" has the meaning assigned to such term in the first paragraph of this Agreement.

             "Proposed Price" has the meaning assigned to such term in Section 5.1.

             "Registrable  Securities"  means (i) all  shares  of  Common  Stock underlying the Options and issued to the Additional Stockholders pursuant to the Stock Option Agreements, (ii) all shares of Common Stock purchased pursuant to a stock purchase agreement and (iii) any securities of the Company issued or issuable with respect to any of such shares of Common Stock by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (I) a registration statement with respect to the sale of such Registrable Securities has become effective under the Securities
Act and such Registrable Securities have been disposed of in accordance with such registration statement, (II) such Registrable Securities are permitted to be sold under Rule 144 (or any successor provision) of the Securities Act, (III) such Registrable Securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer have been delivered by the Company and subsequent public distribution of them does not require registration of such distribution under the Securities Act or (IV) such Registrable Securities have ceased to be outstanding.

             "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 4, including, without limitation, all registration and filing fees, all fees of the New York Stock Exchange, Inc., other national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the shares of Common Stock registered).

             "Requesting  Stockholder"  has the meaning assigned to such term in
Section 4.1.

             "S  Corporation"  has the meaning  assigned to such term in Section
2.2.

             "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

             "Stock Option Agreements" has the meaning assigned to such term in the second Whereas clause of this Agreement.

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             "Stockholders" means, collectively,  the Principal Stockholder, the
Additional Stockholders and any Permitted Transferee who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.5.

             "Tag-Along  Acceptance"  has the  meaning  assigned to such term in
Section 3.3.

             "Tag-Along  Closing Date" has the meaning  assigned to such term in
Section 3.4.

             "Tag-Along Right" has the meaning assigned to such term in Section 3.1.

             "Tag-Along Shares" has the meaning assigned to such term in Section 3.4.

             "Third Party Transferee" means any Person (other than a Permitted Transferee) who is not a party to this Agreement and proposes to acquire shares of Common Stock from a Stockholder.

             "transfer" has the meaning assigned to such term in Section 2.1.

     2.   Restrictions on Transfer.
     ------------------------------

          2.1 Limitation on Transfer. No Additional Stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) any shares of Common Stock or any right, title or interest therein (each a "transfer"), except in accordance with the provisions of this Agreement, provided, however, that shares acquired pursuant to a Stock Option Agreement may be pledged to secure any note delivered to the Company (or other grantor) to pay the exercise price or any note the proceeds of which are used to pay such note to the Company or other grantor. Any attempt to transfer any shares of Common Stock or any rights, title or interest therein in violation of this Agreement shall be null and void ab initio and the Company shall refuse to register any such transfer.

          2.2 Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, an Additional Stockholder shall not transfer any shares of Common Stock or any right, title or interest therein unless (a) the transfer complies in all respects with the applicable provisions of this Agreement and applicable federal, state and foreign securities laws, including, without limitation, the Securities Act, (b) all necessary licenses or approvals are received from the Nevada Gaming Authorities,
(c) the transfer complies in all respects with federal laws, rules and regulations relating to corporations taxed under subchapter S of the Code (an "S Corporation"), such that the transfer would not cause the Company to cease qualifying as such a corporation, (d) the transfer does not require the Company to register under the Exchange Act and (e) if requested by the Company in its sole judgment, the transferring Additional Stockholder provides, at its own expense, an opinion of counsel, in a form and from counsel reasonably acceptable to the Company, to the effect that such transfer complies with (a), (b) and (c) above. In addition to the foregoing, without the prior consent of the Company (which may be granted or withheld in its sole discretion), an Additional Stockholder shall not transfer any shares of Common Stock or any right, title or interest therein, if, for purposes of determining the Company's status as an S Corporation, the number of stockholders would be increased as a result of the transfer. In connection with any transfer by a Stockholder, such Stockholder agrees to provide the Company with such representations, warranties and opinions of counsel concerning the transfer, the transferee and transferor as the Company may reasonably require to demonstrate compliance with the restrictions in this
Section 2 (including, without limitation, a representation and warranty by the Third Party Transferee that such Third Party Transferee is an individual who qualifies as a "United States Person" under Section 7701(a)(30) of the Code).

          2.3 Permitted Transfer Procedures. If any Additional Stockholder desires to transfer its shares of Common Stock or any right, title or interest therein to a Permitted Transferee, it shall give notice to the Company and to the Nevada Gaming Authorities of its intention to make such transfer not less than thirty (30) days prior to effecting such transfer, which notice shall state the name and address of the Permitted Transferee, the relationship between such Additional Stockholder and the Permitted Transferee and the number of shares of Common Stock proposed to be transferred (or describing any rights or interests therein to be transferred), and any other information required by law to be provided to the Nevada Gaming Authorities.

          2.4 Additional Stockholders to Execute Consents. Each Additional Stockholder agrees to execute and file, in a timely fashion, all consents and other instruments that may be deemed necessary or advisable by counsel to the Company with respect to the Company's election to be an S Corporation.

          2.5 Transferee to Become Party to this Agreement. Except for any transfer to any Third Party Transferee under Section 3 hereof, prior to any transfer of Common Stock or any right, title or interest therein, any transferee must agree in writing to be bound by the terms and conditions of this Agreement

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

in the same manner as its transferor of Common Stock (or any interest therein). A Third Party Transferee under Section 3 hereof may agree in writing to be bound by the terms and conditions of this Agreement. Following any transfer made in accordance with Section 2.1, 2.2 and 2.3 and this Section 2.5, the transferee who has agreed to be bound by the terms and conditions of this Agreement shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as its predecessor hereunder.

          2.6 Termination of S Corporation Provisions. The transfer restrictions set forth in Section 2.2(c) and the last sentence of Section 2.2 shall be terminated (i) at any time at the option of the Company upon written notice to the Stockholders and (ii) at any time after the Company has ceased to be an S Corporation and the Board of Directors has approved such action.

     3.   Tag-Along Right.
     ---------------------

          3.1 Transfer by Principal Stockholder. Until such time as an Initial Public Offering has occurred, if at any time the Principal Stockholder desires to transfer all or any portion of his shares of Common Stock to any Third Party Transferee and such transfer would result in the transfer of 20% or more of the outstanding shares of Common Stock determined as of the date of such proposed transfer, the Principal Stockholder shall send written notice of his intention to the Additional Stockholders (the "Offering Notice") not less than 15 days prior to the proposed consummation of such transfer, and each Additional Stockholder shall have the opportunity to participate in such transfer upon the same terms and conditions as the Principal Stockholder (the "Tag-Along Right").

          3.2 Offering Notice. The Offering Notice shall include the name of the Third Party Transferee, the number of shares of Common Stock proposed to be transferred, the proposed amount and form of consideration, the terms and conditions of payment offered by the Third Party Transferee and the maximum number of shares of Common Stock of each Additional Stockholder that may be sold to the Third Party Transferee (the "Maximum Sale Amount"). The Maximum Sale Amount of each Additional Stockholder shall equal the product of (a) the number of shares of Common Stock proposed to be transferred, multiplied by (b) a fraction having a numerator equal to the total number of shares of Common Stock then owned by such Additional Stockholder and a denominator equal to the total number of shares of Common Stock then owned by the Principal Stockholder and the Additional Stockholders and any other stockholders of the Company entitled to participate in such sale as a result of any tag-along rights granted to such stockholders.

          3.3 Exercise of Tag-Along Right. The Tag-Along Right shall be exercisable by the Additional Stockholder by delivering written notice to the Principal Stockholder no later than 10 days following receipt of the Offering Notice stating such Additional Stockholder's intention to exercise its Tag-Along Right and the number of shares of Common Stock such Additional Stockholder wishes to transfer (up to the Maximum Sale Amount) (the "Tag-Along Acceptance"). The failure of any Additional Stockholder to respond within such period shall be regarded as an election not to exercise its Tag-Along Right. To the extent that such Additional Stockholder exercises its Tag-Along Right by delivering its Tag-Along Acceptance, the number of shares of Common Stock proposed to be sold to the Third Party Transferee by the Principal Stockholder shall be reduced proportionately.

          3.4  Closing of  Tag-Along  Right.  The closing of any sale under this
Section 3 shall be held within 90 days following the date on which the Principal Stockholder received the last of the Tag-Along Acceptances from the Additional Stockholders (the "Tag-Along Closing Date") or at such other time and place as the parties to the transaction may agree. At such closing, each Additional Stockholder that is selling Common Stock under this Section 3 shall deliver to the Third Party Transferee certificates, if applicable, or other instruments or documents representing the number of shares of Common Stock (the "Tag-Along Shares") being sold under this Section 3, and such Tag-Along Shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights ("Liens") (other than those arising hereunder), including, without limitation, any Lien arising through the action or inaction of such Additional Stockholder, and such Additional Stockholder shall so represent and warrant, and shall further represent and warrant that it is the beneficial owner of such Tag-Along Shares. The Third Party Transferee shall deliver to each Additional Stockholder at the closing payment in full in immediately available funds (and/or other consideration in respect of such shares) for such Tag-Along Shares of such Additional Stockholder. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

     4.   Registration Rights.
     -------------------------

          4.1 "Piggy-Back" Right to Include Registrable Securities in Registration. If the Company at any time after the completion of an Initial Public Offering proposes to register any of its shares of Common Stock or any other class of Registrable Securities or other securities convertible into or exchangeable for shares of its Common Stock or any other class of Registrable Securities under the Securities Act other than in a rights offering or on Forms S-4 or S-8 (or any successor forms), whether or not for sale for its own

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account,  it will each such time give  written  notice at least 10 days prior to such proposed registration to all registered holders of Registrable Securities of its intention to register and of such holders' rights under this Section 4. Upon the written request of any such holder (a "Requesting Stockholder") made within five (5) days after receipt of any such notice, the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Stockholder; provided, that prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such shares of Common Stock are to be sold, if such price is below the price which any Requesting Stockholder finds acceptable, such Requesting Stockholder shall then have the right, by written notice to the Company, to withdraw its request to have its Registrable Securities included in such registration statement; provided further, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Stockholder and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

          4.2 Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company in writing of its opinion that the number of shares or kind of Registrable Securities requested to be included in such registration would materially adversely affect such offering, and the Company has so advised the Requesting Stockholders, then the Company will include in such registration, to the extent of the number and kind which the Company is so advised can be sold in (or during the time of) such offering, the following: (a) first, all securities of the Company to be sold for its own account; (b) second, such registrable securities requested by any stockholder of the Company who holds demand registration rights (other than the Principal Stockholder) and has requested that such shares be included in such registration, pro rata (based on the number of registrable securities owned by all such stockholders); and (c) third, such registrable securities requested to be included in such registration by any stockholder of the Company (including, without limitation, the Additional Stockholders and the Principal Stockholder) pro rata (based on the number of registrable securities owned by such stockholders).

          4.3 Expenses. The Company will pay all Registration Expenses in connection with any registration contemplated pursuant to this Section 4. Each Additional Stockholder participating in a registration under Section 4.1 shall pay (or reimburse the Company for its payment of) all applicable filing fees and underwriting discounts and commissions of the Additional Stockholders and taxes payable by the Additional Stockholders in respect of the shares of Common Stock being sold by them in the applicable registration statement and all fees and expenses of their counsel. In the event that the Company shall determine, in accordance with this Section 4, not to register any securities with respect to which it had given written notice of its intention to so register to the Additional Stockholders, all of the filing fees incurred by the Additional Stockholders in connection with such registration shall be paid by the Company.

          4.4 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1, the Company shall, as expeditiously as possible:

               (a) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration at any time prior to the effective date of the registration statement relating thereto;

               (b) furnish to each Stockholder, such number of conformed copies of such registration statement (including all amendments, supplements and exhibit thereto) and such other documents, as such Stockholder may reasonably request;

               (c) use its  reasonable  best  efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such states of the United States of America in such jurisdictions as determined by the managing underwriters in the offering (or, if there are none, then as determined by the Company), (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (z) to take any other action which may be reasonably necessary or advisable to enable such Stockholders to consummate the disposition in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to

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do  business  as a foreign  corporation  or become  subject to  taxation  in any jurisdiction wherein it would not but for the requirements of this clause (c) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (d) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by the Nevada Gaming Authorities and such other federal or state governmental agencies or authorities (other than as described in clauses (a) and (c) above) as may be necessary in the reasonable opinion of counsel to the Company and counsel to the Stockholders to enable the Stockholders to consummate the disposition of such Registrable Securities;

               (e) if there is no managing underwriter for the offering, furnish at the effective date of such registration statement to each Stockholder a signed counterpart of:

                    (i) an opinion of counsel for the Company, and

                    (ii) to the extent that such a letter may be furnished by an independent public accountant under applicable guidelines, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement and, in the case of the comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in comfort letters delivered to the underwriters in underwritten public offerings of securities;

               (f) notify each Stockholder at any time when a prospectus relating thereto required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such Stockholder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to the Stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the first full fiscal quarter of the Company after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

               (h) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

               (i) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange on which securities of the Company are then listed.

          The Company may require each Stockholder to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and, if requested by the Company, an executed custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to the Registrable Securities to be registered pursuant to this Agreement. If a Stockholder does not promptly comply with the terms of the preceding sentence or Section 4.5, the Company may elect to exclude the Registrable Securities of such Requesting Stockholder from the registration statement under Section 4.1.

          Each Requesting Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause
(f) of this Section 4.4, such Requesting Stockholder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (f) of this Section 4.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          If any registration statement under Section 4.1 provides for an offering under Rule 415 under the Securities Act (or any successor provision), each Requesting Stockholder agrees that, upon receipt of any written notice from the Company of the happening of a material acquisition by the Company or other material transaction of the Company, it shall, and shall cause all Persons acting on its behalf to, cease all selling efforts of the Registrable Securities of the Requesting Stockholder for a period of up to 90 days from the date of such notice (as determined by the Company).

          4.5 Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 4.1 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Stockholder, use its reasonable best efforts to arrange for such underwriters to include all Registrable Securities to be offered and sold by such Requesting Stockholder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 4.2. The Requesting Stockholders of Registrable Securities to be distributed by such underwriters shall become parties to an underwriting agreement between the Company and such underwriters containing customary terms and provisions.

          4.6 Indemnification and Contribution. (a) In the event of any registration of any securities under the Securities Act pursuant to Section 4.1, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors, officers, employees and agents, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act, as follows:

               (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including all documents incorporated therein by reference) pursuant to which any Registrable Securities are registered or any preliminary prospectus, final prospectus, summary prospectus or term sheet included therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller or underwriter expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to any Person who participates as an underwriter or seller in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter or seller within the meaning of the Securities Act, under the indemnity agreement in this Section 4.6(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter or seller sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or seller. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, director, officer, employee, agent, underwriter or controlling Person, and shall survive the transfer of such securities by such seller.

                    (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 4.1 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.6(a) hereof) the Company and its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any such amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Company and such sellers pursuant to this Section 4.6 are to be several and not joint.

                    (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 4.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 4.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one counsel for the sellers of Registrable Securities or for more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall be liable for any settlement of any proceeding effected without its prior written consent.

                    (d) The Company and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

                    (e) Notwithstanding anything herein to the contrary, the rights and obligations contained in this Section 4.6 shall survive any termination of this Agreement.

                    (f) In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 4.6(a) and
(b) hereof is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement (collectively, "Losses") incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 4.6(a) and (b) hereof were available. The Company and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 4.6, each Person, if any, who controls an underwriter within the meaning of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities, shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be. Notwithstanding anything herein the contrary, the rights and obligations contained in this Section 4.6 shall survive any termination of this Agreement.

     5.   Future Issuance of Shares; Preemptive Rights.
     --------------------------------------------------

          5.1 Offering Notice. Except for (a) options, warrants or Common Stock of the Company which may be issued to employees, consultants or directors of the Company pursuant to a stock option plan or other employee benefit arrangement issued or in consideration for services to any Person, in each case approved by the Board of Directors, (b) a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock (or any stock dividend),
(c) Common Stock issued upon exercise, conversion or exchange of any security or obligation which is by its terms convertible into shares of Common Stock (or any stock dividend payable in shares of Common Stock or securities convertible, exchangeable or exercisable into Common Stock), or (d) Common Stock or other capital stock of the Company issued in consideration of an acquisition, approved by the Board of Directors, by the Company of assets or another Person, if the Company wishes to issue any shares of Common Stock or any other securities convertible into or exchangeable for Common Stock of the Company (collectively, "New Securities") prior to an Initial Public Offering, then the Company shall offer such New Securities to the Additional Stockholders by sending written notice (the "New Issuance Notice") to the Additional Stockholders, which New Issuance Notice shall state (a) the number of New Securities proposed to be issued and (b) the proposed purchase price per share of the New Securities that the Company is willing to accept (the "Proposed Price"). Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 5.2 shall have been waived or shall have expired.

               5.2  Preemptive Rights; Exercise.
               ---------------------------------

               5.2.1 Exercise Periods. For a period of 10 days after the giving of the New Issuance Notice pursuant to Section 5.1 (the "Additional Stockholder Exercise Period"), the Additional Stockholders who are then employed by the Company shall have the right to purchase the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each Additional Stockholder shall have the right to purchase that percentage of the New Securities determined by dividing (x) the total number of Shares then owned by such Additional Stockholder by (y) the total number of shares of outstanding Common Stock on a fully diluted basis.

               5.2.2 Notices. The right of the Additional Stockholders to purchase the New Securities under subsection 5.2.1 above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Additional Stockholder Exercise Period, to the Company, which notice shall state the amount of New Securities that such Additional Stockholder elects to purchase pursuant to Section 5.2.1. The failure of an Additional Stockholder to respond within the time periods specified above shall be deemed to be a waiver of such Additional Stockholder's rights under Section 5.2.1.

               5.3 Closing. The closing of the purchase of New Securities subscribed for by the Additional Stockholders under Section 5.2 shall be held at the executive office of the Company on (a) the later to occur of (i) the 30th day after the giving of the New Issuance Notice pursuant to Section 5.1 or (ii) two (2) days after the receipt of all approvals required or (b) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Additional Stockholders and after payment therefor, duly authorized, validly issued, fully paid and nonassessable. The Additional Stockholders purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or her. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

               5.4 Permitted Sale. Unless all of the New Securities are elected to be purchased pursuant to Section 5.2, the Company may at any time after the Additional Stockholder Exercise Period sell to any Person (including, without limitation, the Principal Stockholder) all of the New Securities not elected to be purchased by the Additional Stockholders pursuant to Section 5.2 on terms and conditions that are no more favorable than those set forth in the New Issuance Notice.

          6. Lock-up Agreement. Each Additional Stockholder hereby agrees, to the extent not inconsistent with applicable law, that during the period of duration (not to exceed 180 days) specified by the Company and only if required by the Company's investment banker(s) in connection with a public offering of Common Stock (or other securities convertible into or exchangeable into Common Stock), following the effective date of a registration statement of the Company filed under the Securities Act relating to such public offering, it shall not, to the extent requested by the Company and such managing underwriter, (i) directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during such period (except securities of such Additional Stockholder included in such registration) and (ii) engage in any hedging or other transaction which is designed to or reasonably expects to lead to or result in a disposition of such shares of Common Stock, even if such shares would be disposed of by someone other than the Additional Stockholder. Such prohibited hedging or other transaction would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option with respect to any such shares or with respect to any security that includes, relates to or derives any significant part of its value from the shares).

          7. After-Acquired Stock. Whenever any additional Stockholder acquires any additional shares of Common Stock or securities of the Company that are convertible into or exchangeable for Common Stock ("After-Acquired Stock")
(including, without limitation, upon stock dividends or stock splits or the exercise of any options or warrants), such After-Acquired Stock shall be subject to all of the terms and conditions of this Agreement; provided, however, that such After-Acquired Stock shall not be subject to, nor receive the benefit of,
Section 4 except to the extent that such After-Acquired Stock is a Registrable Security. All calculation of the percentages and number of shares of Common Stock under this Agreement shall be done on a fully diluted basis.

          8. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock (or other securities convertible or exchangeable into Common Stock) now held or hereafter acquired by any Stockholder shall, for as long as this Agreement is effective, bear legends substantially in the following forms:

          THE SALE,  ASSIGNMENT,  HYPOTHECATION,  PLEDGE,  ENCUMBRANCE  OR OTHER
          DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN (EACH A "TRANSFER") IS RESTRICTED BY THE TERMS OF THE STOCKHOLDERS' AGREEMENT, DATED JANUARY 2, 2002, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS' AGREEMENT.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE
          EXEMPTION  FROM  THE  REGISTRATION  REQUIREMENTS  OF SUCH ACT AND SUCH
          LAWS.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO NEVADA GAMING LAWS AND ALL LOCAL GAMING LAWS AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO SUCH LAWS.

          9. Specific Performance. The parties hereto intend that each of them have the right to seek damages or specific performance in the event that any other party hereto fails to perform such other party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          10. Miscellaneous.
          ------------------

               10.1 Notices. All notices, demands and other communications provided for or permitted hereunder shall be in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                    (a) if to the Company:

                          3355 Las Vegas Boulevard South
                          Las Vegas, Nevada 89109
                          Telecopier No.: (702) 733-5620
                          Attention: Sheldon G. Adelson,
                          Chairman of the Board

                          with a copy to:

                          Paul G. Roberts, Esq.
                          300 First Avenue
                          Needham, MA 02494
                          Telecopier No. (781) 449-6500

                    (b) if to any  Stockholder,  at his address as it appears on the record books of the Company.

               All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if delivered by telecopier.

                    10.2      Amendment and Waiver.
                    -------------------------------

                    (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                    (b) Except as provided in Section 10.2(c), any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Principal Stockholder and the holders of a majority of the shares of Common Stock held by the Additional Stockholders and (ii) only in the specific instance and for the specific purpose for which made or given. Notwithstanding the foregoing, the observance of any terms of this Agreement which benefit only the Principal Stockholder may be waived by the Principal Stockholder.

                    (c) Without the consent of the Principal Stockholder and the Additional Stockholders, this Agreement may be amended by the Company from time to time to permit additional stockholders of the Company, who have entered into Stock Option Agreements or stock purchase agreements with the approval of the Board of Directors and who desire to become Additional Stockholders, to become Additional Stockholders under this Agreement. Any such amendment may be effected by the Company by adding a signature page executed by the new Additional Stockholder and a revised Schedule I to this Agreement.

               10.3 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               10.4 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

               10.5 Entire Agreement. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings on the subject matter hereof.

               10.6 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall continue in effect until the termination of this Agreement by written agreement of the Principal Stockholder and the holders of a majority of the shares of Common Stock held by the Additional Stockholders; provided, however, that Sections 3, 4 and 10.2(c) shall only continue in effect until the earlier to occur (a) the closing of an Initial Public Offering and (b) the termination of this Agreement by written agreement of the Principal Stockholder and the holders of a majority of the shares of Common Stock held by the Additional Stockholders.

               10.7 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               10.8  Rules  of  Construction.   Unless  the  context   otherwise
requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

               10.9  Governing  Law.  This  Agreement   shall  be  governed  and
construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State.

               10.10 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

               10.11 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto (including, without limitation, in the case of any party hereto that is an individual, the heirs, estate and personal representatives of such party). This Agreement is not assignable except to permitted transferees of the Common Stock of a Stockholder under Section 2 (including, without limitation, any Third Party Transferee under Section 3 hereof) or with the written consent of the Principal Stockholder and the Company.

               10.12 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.


                                        LAS VEGAS SANDS, INC.


                                        By:     ---------------------------
                                                Name:
                                                Title:

                                        /s/Sheldon G. Adelson
                                        -----------------------------------
                                        Sheldon G. Adelson


                                        /s/William P. Weidner
                                        -----------------------------------
                                        William P. Weidner



                                        /s/Bradley H. Stone
                                        -----------------------------------
                                        Bradley H. Stone


                                        /s/Robert G. Goldstein
                                        -----------------------------------
                                        Robert G. Goldstein


                                        /s/David Friedman
                                        -----------------------------------
                                        David Friedman

                                   SCHEDULE A


                             ADDITIONAL STOCKHOLDERS



                                                    No. of Shares of Common
Name of Stockholder                                 Stock underlying Option
-------------------                                 -----------------------
William P. Weidner                                  19,960
Bradley H. Stone                                    14,970
Robert G. Goldstein                                 9,980
David Friedman                                      4,990




                                TABLE OF CONTENTS

                                                                           Page

1.   Definitions. ...........................................................1

2.   Restrictions on Transfer................................................5

     2.1      Limitation on Transfer.  ......................................5
     2.2      Transfers in Compliance with Law; Substitution of Transferee...5
     2.3      Permitted Transfer Procedures.  ...............................6
     2.4      Additional Stockholders to Execute Consents.  .................6
     2.5      Transferee to Become Party to this Agreement.  ................6
     2.6      Termination of S Corporation Provisions. ......................6

3.   Tag-Along Right.........................................................6
     3.1      Transfer by Principal Stockholder.  ...........................6
     3.2      Offering Notice. ..............................................7
     3.3      Exercise of Tag-Along Right.  .................................7
     3.4      Closing of Tag-Along Right.  ..................................7

4.   Registration Rights.....................................................8
     4.1      Right to Include Registrable Securities in Registration........8
     4.2      Priority in Incidental Registrations.  ........................8
     4.3      Expenses.  ....................................................9
     4.4      Registration Procedures........................................9
     4.5      Underwritten Offerings.  .....................................12
     4.6      Indemnification and Contribution.  ...........................12

5.   Future Issuance of Shares; Preemptive Rights...........................15
     5.1      Offering Notice. .............................................15
     5.2      Preemptive Rights; Exercise...................................16
     5.3      Closing.......................................................16
     5.4      Permitted Sale.  .............................................16

6.   Lock-up Agreement.  ...................................................16

7.   After-Acquired Stock...................................................17

8.   Stock Certificate Legend.  ............................................17

9.   Specific Performance.  ................................................18

10.  Miscellaneous..........................................................18
     10.1     Notices.  ....................................................18
     10.2     Amendment and Waiver..........................................19
     10.3     Headings. ....................................................19
     10.4     Severability..................................................19
     10.5     Entire Agreement.  ...........................................20
     10.6     Term of Agreement.  ..........................................20
     10.7     Variations in Pronouns. ......................................20
     10.8     Rules of Construction.  ......................................20
     10.9     Governing Law.  ..............................................20
     10.10    Further Assurances.  .........................................20
     10.11    Successors and Assigns.  .....................................20
     10.12    Counterparts.  ...............................................21




SCHEDULES


A        Additional Stockholders

                             STOCKHOLDERS' AGREEMENT

                                      among

                              LAS VEGAS SANDS, INC.

                                       and

                          THE STOCKHOLDERS NAMED HEREIN


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                                 January 2, 2002


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